John T. Boyd Company Mining and Geological Consultants

Chairman
James W. Boyd

President and CEO
John T. Boyd II

Managing Director and COO
Ronald L. Lewis

Vice Presidents
Robert J. Farmer
John L. Weiss
Michael F. Wick
William P. Wolf

Managing Director - Australia
Jacques G. Steenkamp

Managing Director - China
Rongjie (Jeff) Li

Managing Director – South America
Carlos F. Barrera

Pittsburgh
4000 Town Center Boulevard, Suite 300
Canonsburg, PA 15317
(724) 873-4400
(724) 873-4401 Fax
jtboydp@jtboyd.com

Denver
(303) 293-8988
jtboydd@jtboyd.com

Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com

Bogota
+57-3115382113
jtboydcol@jtboyd.com

www.jtboyd.com

February 27, 2024
File: 3076.021

Subject:    CONSENT OF THIRD-PARTY
        QUALIFIED PERSON

Ladies and Gentlemen:

The John T. Boyd Company (“BOYD”) in connection with the filing of the U.S. Silica Holdings, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”), consent to:

•the use of and references to the technical report summary titled “Technical Report Summary, Silica Sand Resources and Reserves, Ottawa Operation, LaSalle County, Illinois” (the “Ottawa Technical Report”), with an effective date of December 31, 2022, as an exhibit to and referenced in the Form 10-K;
•the use of and references to the technical report summary titled “Technical Report Summary, Proppant Sand Resources and Reserves, Lamesa Operation, Dawson County, Texas” (the “Lamesa Technical Report”), with an effective date of December 31, 2022, as an exhibit to and referenced in the Form 10-K;
•the use of and references to the technical report summary titled “Technical Report Summary, Proppant Sand Resources and Reserves, Crane Operation, Crane County, Texas” (the “Crane Technical Report”), with an effective date of December 31, 2022, as an exhibit to and referenced in the Form 10-K;
•the use of and references to the technical report summary titled “Technical Report Summary, Diatomaceous Earth Resources and Reserves, Colado Operation, Pershing County, Nevada” (the “Colado Technical Report” and together with the Ottawa Technical Report, Lamesa Technical Report, and Crane Technical Report, the “Technical Reports”), with an effective date of December 31, 2022, as an exhibit to and referenced in the Form 10 K;

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form 10-K and any such Technical Report; and

•the information derived, summarized, quoted or referenced from any of the Technical Reports, or portions thereof, that was prepared by BOYD, that BOYD supervised the preparation of and/or that was reviewed and approved by BOYD, that is included or incorporated by reference in the Form 10-K.

BOYD is responsible for authoring, and this consent pertains to, the Technical Reports. BOYD certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the sections of the Technical Reports for which BOYD is responsible.

BOYD also consents to the incorporation by reference in U.S. Silica Holdings, Inc.’s registration statements on Form S-8 (Nos. 333-272084, 333-265119, 333-256389, 333-238198, 333‑204062, 333-179480) and Form S-3ASR (No.333-258323) of the above items as included in the Form 10-K.

Respectfully submitted,

JOHN T. BOYD COMPANY
By: /s/ John T. Boyd

John T. Boyd II
President and CEO

    JOHN T. BOYD COMPANY